Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-261924) on Form S-8 of our report dated April 08, 2026, with respect to the consolidated financial statements of Nu Holdings Ltd. and the effectiveness of internal control over financial reporting.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil

April 8, 2026